FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

                               AND REORGANIZATION



                                  BY AND AMONG

                                 EQUITEX, INC.,

                              EI ACQUISITION CORP.,

                                       And

                              HYDROGEN POWER, INC.





                                OCTOBER 31, 2005

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                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is entered into as of October 31, 2005, by and among Hydrogen Power, Inc., a Delaware corporation (the "COMPANY"), Equitex, Inc., a Delaware corporation ("EQUITEX"), and EI Acquisition Corp., a Delaware corporation that is wholly owned by Equitex (the "MERGER SUB").

                                  INTRODUCTION

     A. The Company, Equitex and Merger Sub have entered into that certain Agreement and Plan of Merger and Reorganization dated September 13, 2005 (the "Merger Agreement") whereby the Company and Merger Sub will merge with the surviving corporation being a subsidiary of Equitex (the "MERGER").

     B. Equitex desires to acquire 850,000 shares of the common stock of the Company from the shareholders of the Company (the "HPI Shareholders") in exchange for the issuance of 700,000 shares of the common stock of Equitex to the HPI Shareholders, on a pro rata basis (the "Share Exchange").

     C. The Share Exchange is to be completed in advance of the Merger on the terms and subject to the conditions of the share exchange agreement to be entered into between Equitex and the HPI Shareholders in the form attached hereto as Exhibit A (the "Share Exchange Agreement").

     D. The Company, Equitex and Merger Sub have agreed to amend the Merger Agreement by entering into this Agreement in order to consent to the Share Exchange Agreement and to adjust the share conversion ratios as a result of the completion of the Share Exchange in advance of the Merger.

     E. The Company, Equitex and Merger Sub have agreed to further amend the Merger Agreement by entering into this Agreement in order to confirm that the Company Warrants (as defined herein) will be exchanged for warrants to purchase an equivalent number of shares of Equitex common stock at an exercise price of $3.00 per share.

     F. The Company, Equitex and Merger Sub have agreed to further amend the Merger Agreement to (i) allow for the Company to merge with and into the Merger Sub, and the Merger Sub to be the Surviving Corporation (as defined in Section
1.1 of the Merger Agreement) and (ii) provide voting rights to the holders of the Series L Preferred Stock issued pursuant to the Merger.

     G. The parties to this Agreement intend to adopt the Merger Agreement, as amended by this Agreement, as a plan of reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan. Accordingly, the parties to the Merger Agreement, as amended by this Agreement, confirm their intention that the Merger qualify as a "reorganization," within the meaning of Code Section 368(a) and a "foreign merger" within the meaning of
Section 87(8.1) of the Income Tax Act (Canada), and that, with respect to the Merger, Equitex, Merger Sub and the Company will each be a "party to a reorganization," within the meaning of Code Section 368(b).

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                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, and the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                    AMENDMENT

     1.1 SHARE EXCHANGE. Each party hereto consents to the completion of the Share Exchange on the terms and conditions of Share Exchange Agreement.

     1.2 AMENDMENT TO MERGER STRUCTURE. In order to reflect a change in the structure of the Merger with respect to the surviving corporation in the Merger:

         (a) Paragraph A of the Introduction to the Merger Agreement is hereby deleted in its entirety and replaced with the following:

             "A. The boards of directors of the Company, Equitex and Merger Sub have determined that it is in the best interests of such corporations and their respective stockholders to consummate a merger (the "MERGER") of the Company with and into the Merger Sub, with the Merger Sub remaining as the surviving corporation and a wholly owned subsidiary of Equitex."

         (b) Section 1.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

             "1.1 THE MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article 6, at the Effective Time (as defined in Section 1.2(d) below), (i) the Company will merge with and into the Merger Sub, and (ii) the Merger Sub will be the surviving corporation to the Merger and a wholly owned subsidiary of Equitex. The term "Surviving Company" as used herein shall mean the Merger Sub as a wholly owned subsidiary of Equitex after giving effect to the Merger. The Merger will be effected pursuant to the execution and filing of a certificate of merger in accordance with the provisions of the DGCL, and in substantially the form attached hereto as Exhibit A (the "Certificate of Merger")."

     1.3 AMENDMENT TO DATE OF CLOSING. In order to reflect a change in the date of the Closing, Section 1.2(d) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

             "(d) Subject to the provisions of Article 6 and Article 7, the closing of the transactions contemplated hereby (the "CLOSING") shall take place by mutual release of all Closing deliveries at a mutually agreeable date and time, but in no event later than December 31, 2005. On the Closing date, to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall become effective upon such filing of the Certificate of Merger or at such later date or time as is specified in the Certificate of Merger (the "EFFECTIVE TIME"). As used herein, the term "EFFECTIVE DATE" shall mean the date on which Merger shall become effective pursuant to this Section 1.2(d)."

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     1.4 ADJUSTMENT TO MERGER CONSIDERATION. In order to reflect the completion of the Share Exchange in advance of the Merger, Section 1.3 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "1.3 EFFECT ON THE COMPANY'S CAPITAL STOCK AND MERGER SUB CAPITAL STOCK. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

         (a) Each issued and outstanding share of Company common stock ("Company Common Stock") immediately prior to the Effective Time, other than shares to be extinguished pursuant to Section 1.3(d), shall be converted into and exchanged for:

             (i) that number of fully paid and non-assessable shares of Equitex common stock ("EQUITEX COMMON STOCK") equal to the quotient resulting from dividing (A) the number of shares determined by taking the product of (1) the number of shares of Equitex Common Stock issued and outstanding immediately prior to the Effective Time minus 700,000, multiplied by (2) 0.4, and subtracting from such product 700,000 by (B) the number shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Time, on a fully diluted basis, less 850,000, but not assuming the exercise of the Company Warrants (as defined in Section 1.3(c)) issued and outstanding immediately prior to the Effective Time (the "COMMON STOCK EXCHANGE RATIO"); and

             (ii) that number of fully paid and non-assessable shares of each of the Equitex Series L-1 Convertible Preferred Stock (the "L-1 PREFERRED STOCK"), Equitex Series L-2 Convertible Preferred Stock (the "L-2 PREFERRED STOCK") and Equitex Series L-3 Convertible Preferred Stock (the "L-3 PREFERRED STOCK"; collectively, the L-1 Preferred Stock, L-2 Preferred Stock and the L-3 Preferred Stock shall be referred to as the "SERIES L PREFERRED STOCK"), respectively, equal to the quotient resulting from dividing (A) 100,000 by (B) the number of issued and outstanding shares of the Company's Common Stock immediately prior to the Effective Time, on a fully diluted basis, less 850,000, but not assuming the exercise of the Company Warrants (as defined in Section 1.3(d)) issued and outstanding immediately prior to the Effective Time (the "PREFERRED STOCK EXCHANGE RATIO"); the Series L Preferred Stock shall have the rights, preferences and privileges as set forth in the Equitex Series L Convertible Preferred Stock Certificate of Designation, in the form attached hereto as EXHIBIT B (the "CERTIFICATE OF DESIGNATION"), and be convertible as set forth therein.

         Equitex shall issue to each holder of Company Common Stock (other than holders of shares extinguished pursuant to Section 1.3(d)) the number of shares of Equitex Common Stock and Series L Preferred Stock equal to the number of shares of Company Common Stock held by such shareholder multiplied by the Common Stock Exchange Ratio and Preferred Stock Exchange Ratio, respectively. No fractional shares of Equitex Common Stock or Series L Preferred Stock will be issued upon the exchange of Company Common Stock.

         (b) All options to purchase Company Common Stock, as set forth in Disclosure Schedule 2.3 to this Agreement (the "Company Options"), or other securities of the Company exercisable or convertible into, or exchangeable for, shares of Company Common Stock that are outstanding immediately prior to the Effective Time, other than the Company Warrants (collectively, the "COMPANY CONVERTIBLE SECURITIES"), shall convert automatically into securities exercisable or convertible into, or exchangeable for, that number of shares of Equitex Common Stock and Series L Preferred Stock ("EQUITEX CONVERTIBLE SECURITIES") as the holders thereof would have been entitled to receive if such Company Convertible Securities had been converted into or exercised for shares of Company Common Stock immediately prior to the Effective Time, based on the Common Stock Exchange Ratio and Preferred Stock Exchange Ratio, respectively; PROVIDED, HOWEVER, that the exercise price per share of Equitex Common Stock under each such Equitex Convertible Security received by holders of Company Convertible Securities will be equal to the quotient obtained by dividing the purchase price per share of Company Common Stock under each outstanding Company Convertible Security by the Common Stock Exchange Ratio and Preferred Stock Exchange Ratio, as applicable. No fractional shares of Equitex Common Stock or Series L Preferred Stock will be issued upon exercise or conversion of Equitex Convertible Securities issuable hereunder.

         (c) All outstanding warrants to purchase shares of the Company's common stock, as listed in Disclosure Schedule 2.3 to this Agreement (the "Company Warrants"), shall be exchanged for warrants to purchase an equivalent number of shares of Equitex Common Stock, without adjustment, at an exercise price of $3.00 per share ("Equitex Warrants") for the unexpired term of the original share purchase warrants.

         (d) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by Equitex or Merger Sub, if any, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (e) All issued and outstanding shares of common stock of Merger Sub held by Equitex immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Company.

         (f) The Equitex Warrants issuable upon the Merger under paragraph 1.3(c) above, the Equitex Convertible Securities issuable upon the Merger under paragraph 1.3(b) above and the Equitex Common Stock and the Series L Preferred Stock issuable upon the Merger under paragraph 1.3(a) above are collectively referred to as the "MERGER CONSIDERATION.""

1.5 REGISTRATION RIGHTS FOR WARRANT SHARES. The shares of Equitex common stock issuable upon exercise of the Equitex Share Purchase Warrants will be treated as "Registrable Securities" for the purposes of Section 5.11 of the Merger Agreement and Equitex will use its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC"), as early as possible following closing of the Merger Agreement, and in no event later than sixty (60) days following closing, a registration statement under the Securities Act covering the resale of the shares of Equitex common stock issuable upon exercise of the Equitex Share Purchase Warrants. Equitex will use its best efforts to obtain the effectiveness of such registration statement(s) as soon as practicable, and once effective, to maintain such effectiveness for a period of at least two years from the date such shares issued. Equitex's obligation to obtain and maintain such effectiveness is conditioned upon the cooperation of the holders of the Equitex Share Purchase Warrants in furnishing information to Equitex relating to such holders' method of distribution and other information requested by Equitex. Any and all expenses incurred in connection with such registration shall be borne by Equitex. Any and all selling expenses incurred by the holders of the Equitex Share Purchase Warrants shall be borne by such holders.

     1.6 ADDITIONAL CONDITIONS TO OBLIGATIONS OF EQUITEX AND MERGER SUB. The following shall be incorporated into the Merger Agreement as Section 6.2(i):

         "(i) The Company shall have received, on or prior to the Closing Date, from the holders thereof, all of the Company Warrants to be exchanged for Equitex Warrants."

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     1.7 INCLUSION OF VOTING RIGHTS FOR SERIES L PREFERRED STOCK. In order to allow for the provision of voting rights to the holders of the Series L Preferred Stock, the Certificate of Designation attached as Exhibit B to the Merger Agreement is hereby deleted in its entirety and replaced with the Certificate of Designation attached hereto as Exhibit A.


                                   ARTICLE 2
                               GENERAL PROVISIONS

     2.1 MERGER AGREEMENT IN FULL FORCE AND EFFECT. The Merger Agreement shall continue in full force and effect without amendment except as expressly provided for in this Agreement.

     2.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated.

     2.3 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

     2.4 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

     2.5 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     2.6 COUNTERPARTS; DELIVERY. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. In addition, executed counterparts may be delivered by means of facsimile or other electronic transmission; and signatures so delivered shall be fully and validly binding to the same extent as the delivery of original signatures.

     2.7 GOVERNING LAW. This Agreement is governed by the internal laws of the State of Delaware without regard to its conflicts-of-law principles.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above.



HYDROGEN POWER, INC.:                    EQUITEX, INC.:


By:  /S/ JAMES MATKIN                    By:  /S/ HENRY FONG
     ------------------------------           ------------------------------
     Name:    James Matkin                    Name:    Henry Fong
              ---------------------                    ---------------------
     Title:   Chairman                        Title:   President
              ---------------------                    ---------------------


                                         EI ACQUISITION CORP.:


                                         By:  /S/ HENRY FONG
                                              ------------------------------
                                              Name:    Henry Fong
                                                       ---------------------
                                              Title:   President
                                                       ---------------------